Exhibit 21.1

Subsidiaries of the Company

Company	State of Organization
Birmingham BioEnergy Partners LLC	Texas
BlendStar LLC	Texas
Green Plains Atkinson LLC	Delaware
Green Plains Capital Company LLC	Delaware
Green Plains Central City LLC	Delaware
Green Plains Ethanol Storage LLC	Delaware
Green Plains Fairmont LLC	Delaware
Green Plains Grain Company LLC	Delaware
Green Plains Hereford LLC	Texas
Green Plains Holdings LLC	Delaware
Green Plains Hopewell LLC	Delaware
Green Plains Logistics LLC	Delaware
Green Plains Madison LLC	Delaware
Green Plains Mount Vernon LLC	Delaware
Green Plains Obion LLC fka Ethanol Grain Processors, LLC	Tennessee
Green Plains Operating Company LLC	Delaware
Green Plains Ord LLC	Delaware
Green Plains Otter Tail LLC	Delaware
Green Plains Partners LP	Delaware
Green Plains Processing LLC	Delaware
Green Plains Shenandoah LLC fka GPRE Shenandoah, LLC	Delaware
Green Plains Superior LLC fka Superior Ethanol, L.L.C.	Iowa
Green Plains Trade Group LLC	Delaware
Green Plains Commodity Management LLC fka Green Plains
Trade Group II LLC	Delaware
Green Plains Trucking II LLC	Delaware
Green Plains Wood River LLC	Delaware
Green Plains York LLC	Delaware